Exhibit 4


                             SHAREHOLDERS AGREEMENT


         This Shareholders Agreement (this "Agreement") is made as of the 27th day of December, 2005 by and among Cascade Bancorp, an Oregon corporation (the "Company"), David F. Bolger, in his individual capacity (together with his future estate, "Bolger"), and each Person listed on Schedule A hereto executing this Agreement or a Joinder (as defined below) hereto (together with Bolger, the "Shareholders").

                                    RECITALS

         A. The Shareholders are the holders of virtually all of the outstanding capital stock of F&M Holding Company ("F&M") (other than certain directors' qualifying shares). Simultaneously with entering into this Agreement, the Company is entering into an agreement (the "Merger Agreement"), dated as of 27th day of December, 2005, pursuant to which a wholly-owned subsidiary of the Company will merge with and into F&M (the "Merger"), and the Shareholders will receive cash and shares of Common Stock (the "Shares") as consideration in the Merger.

         B. The parties deem it in their respective best interests to provide for an agreed composition of the Board of Directors of the Company (the "Board" or "Board of Directors") and the Board of Directors of Company Bank and for certain restrictions on the transfer of any Shares, and the parties believe that such restrictions will minimize the business disruption that could result from transfers not made in accordance with this Agreement.

         C. The Company has taken all necessary actions to elect and has elected Thomas M. Wells and Clarence Jones (the "Initial Seller Nominees") to its Board of Directors and the Board of Directors of Company Bank effective immediately after the Effective Date.

         THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                                    AGREEMENT

                       1. DEFINITIONS AND INTERPRETATION

1.01     DEFINITIONS

         Whenever used in the Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section
1.01. Capitalized terms used in this Agreement have the definitions provided in the Merger Agreement, unless otherwise defined herein.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with such Person. For purposes of this definition, an entity shall be deemed to be controlled by a Person if (and only for so long as) (i) such Person has the right to vote by ownership, proxy or otherwise securities constituting 10% or more of the voting power of such entity if such entity

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has equity securities registered and files reports under the Exchange Act or 20%
or more of the voting power of such entity if such entity does not have equity securities registered under the Exchange Act; (ii) such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, membership on the board or other governing entity, by contract or otherwise; or (iii) with respect to a charitable trust, foundation or nonprofit corporation, such Person is the sole trustee or director or has the power to appoint 20% or more of the trustees or directors thereof.

         "Change of Control" means (i) with respect to any entity, a transfer of all or substantially the assets of that entity; (ii) with respect to any entity, any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the entity representing 50% or more of the combined voting power of the entity's then outstanding securities eligible to vote for the election of the board of directors or other similar body; (iii) with respect to any entity, the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the entity or any of its subsidiaries that requires the approval of the entity's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination 50% or more of the total voting power of the corporation resulting from such Business Combination is represented by voting securities of such entity that were outstanding immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities of the entity among the holders thereof immediately prior to the Business Combination; or (iv) with respect to the Company, any change in the Board of Directors in which a majority of the members are replaced within any three (3) year period by Directors who were not nominated by the previous Directors.

         "Common Stock" means the shares of common stock, no par value, of the Company.

         "Company Bank" means Bank of the Cascades, an Oregon chartered stock bank and a wholly owned subsidiary of the Company, or any successors thereto that are the principal banking subsidiary of the Company.

         "Effective Date" means the Closing Date of the Merger.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governing Documents" means the articles of incorporation and by-laws of the Company, each as amended and restated from time to time.

         "Incidental Registration Statement" means a registration statement of the Company which covers the offer and sale of Shares in respect of an Incidental Registration pursuant to the provisions of Section 4.04 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

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         "Performance Event" means the occurrence of any of the following after the third anniversary of the Effective Date: (a) a cease and desist order is issued (whether or not consensually) by a state or federal agency having jurisdiction over the Company or its subsidiaries with respect to the banking operations of the Company or its subsidiaries and such order is not withdrawn within 30 days; (b) the Company Bank is not "adequately capitalized" as defined for purposes of the "prompt corrective action" provisions of the Federal Deposit Insurance Act; (c) (A) the number obtained by dividing (i) the average of the daily closing prices of a share of the Common Stock on the NASDAQ Small Cap Market or NASDAQ National Market, whichever is applicable, over the twelve (12) calendar month period ending on the last day of a calendar quarter (the "ending twelve (12) month period") by (ii) the average of the daily closing prices of a share of the Common Stock on the NASDAQ Small Cap Market or NASDAQ National Market, whichever is applicable, over the twelve (12) calendar month period ending on the last day of the same calendar quarter in the preceding calendar year (the "starting twelve (12) month period") (appropriately adjusted for any stock dividends, splits or similar transaction) is less than (B) the product of
(i) the number obtained by dividing the average of the daily closing prices of the NASDAQ Banking Index over the ending twelve (12) month period by the average of the daily closing prices of the NASDAQ Banking Index over the starting twelve
(12) month period multiplied by (ii) 0.70; (d) the return on average tangible equity of the Company is less than 100% of the median return on average tangible equity of the companies in the NASDAQ Banking Index, in each case measured over the prior four (4) calendar quarters; or (e) Patricia Moss is no longer chief executive officer of the Company for any reason and has not been replaced within nine (9) months of her no longer being the chief executive officer of the Company by a chief executive officer selected by the Board of Directors after good faith consultations with Bolger.

         "Person" means any individual, corporation, partnership, company, trust or other entity.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any free-writing prospectus), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Shares covered by such Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

         "Registration Statement" means any Incidental Registration Statement, the Shelf Registration Statement or any Demand Registration Statement, as the case may be.

         "Rule 144" means Rule 144 under the Securities Act, as amended.

         "Rule 415" means Rule 415 under the Securities Act, as amended.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Security Act of 1933, as amended.

         "Shelf Registration Period" has the meaning set forth in Section 4.01(e) hereof.

         "Shelf Registration Statement" means any "shelf" registration statement of the Company filed pursuant to the provisions of Section 4.01 hereof which covers resales of the Shares on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

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         "Shareholder Information" means, with respect to any Shareholder, information with respect to such Shareholder required to be included in any Registration Statement or the related Prospectus pursuant to the requirements of the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Shareholder specifically for inclusion therein.

         "Suspension Period" has the meaning set forth in Section 4.01(f) hereof.

         "Takeover Laws" means any federal or state "anti-takeover", "fair price", "moratorium", "control share", "supermajority", "affiliate transaction", or "business combination" Law, including without limitation any provisions of the Oregon Business Corporation Act.

         "Total Outstanding Common Stock" means, at the time of measurement, all the issued and outstanding Common Stock.

         "Underwriters" means the underwriters, if any, of an offering being registered under the Securities Act.

         "Underwritten Offering" means a sale of securities of the Company to Underwriters for reoffering to the public.

1.02     INTERPRETATION

         When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent; and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. When calculating

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the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any reference in this Agreement to $ shall mean U.S. dollars.

                          2. RESTRICTIONS ON TRANSFERS

2.01     DEFINITION OF A TRANSFER

         "Transfer" means any direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation, or other transfer or disposition, for consideration or otherwise, whether voluntarily, involuntarily, by operation of law or otherwise, by a Shareholder of a Share, or any legal or beneficial ownership therein, including, without limitation, voting or economic interests therein and warrants, options or other rights to acquire a Share or a legal or beneficial ownership therein, including any Change of Control of a Shareholder.

2.02     GENERAL RESTRICTIONS

         A Shareholder subject to this Agreement may not Transfer any Shares except as permitted under this Agreement.

2.03     PERMITTED TRANSFERS

         Notwithstanding anything to the contrary contained in this Agreement, a Shareholder may effectuate, and the restrictions on Transfers in this Agreement shall not apply to, any of the following Transfers (each, a "Permitted Transfer"):

         (a) Any Transfer pursuant to Rule 144.

         (b) Any Transfer to one or more non-Affiliates of a Shareholder pursuant to a registration effected pursuant to Section 4 hereof.

         (c) Any Transfer of any amount of Shares by a Shareholder to a transferee Affiliated with such Shareholder or a Transfer of five percent (5%) or more of the Total Outstanding Common Stock to a donee not Affiliated with such Shareholder, provided that any such transferee or donee agrees to be bound by the provisions of this Agreement and has executed and delivered a Joinder in the form attached as Exhibit A in favor of the Company and each Shareholder, stating that by acquiring such Shares, such transferee or donee has agreed to all the terms and conditions of this Agreement as if such transferee or donee were an original party hereto.

         (d) Any Transfer of less than five percent (5%) of the Total Outstanding Common Stock by a Shareholder to a donee not Affiliated with such Shareholder, provided that any such donee receiving more than one percent (1%) of the Total Outstanding Common Stock must, prior to such Transfer, agree in writing with the Company that it will not sell more than one percent

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(1%) of the Total Outstanding Common Stock in any 90-day period without the prior written consent of the Company.

         (e) Any Transfer to one or more non-Affiliates of a Shareholder as to which the transferring Shareholder reasonably believes (which belief may be based on a representation of any such non-Affiliate) that, immediately following and as a result of such Transfer, such transferee would not hold five percent (5%) or more of the Total Outstanding Common Stock.

         (f) Any pledge of Shares pursuant to a bona fide loan transaction (with no rights to vote the Shares) and any related Transfer, provided that foreclosure of such pledge is not a Permitted Transfer if it involves five percent (5%) or more of the Total Outstanding Common Stock unless the pledgee has executed and delivered a Joinder in the form attached as Exhibit A.

         (g) Any Transfer in connection with a share exchange, merger, consolidation, reorganization, tender offer, exchange offer or similar type of transaction involving the Company or its shareholders that is approved by the Company or its shareholders.

         (h) Any Transfer pursuant to a public tender offer or exchange offer that was open to all shareholders of the Company or an open market repurchase program of the Company.

         (i) Any Transfer by a Shareholder with the prior written consent of the Company, which it may withhold in its sole and absolute discretion.

         (j) Any Transfer, by operation or law or otherwise, to the estate of a Shareholder or pursuant to any will or testamentary vehicle, provided that the estate or other recipient of Shares pursuant to such will or testamentary vehicle executes and delivers a Joinder in the form attached as Exhibit A in favor of the Company and each Shareholder, stating that the recipient has agreed to all the terms and conditions of this Agreement as if it were an original party hereto.

         (k) Any Transfer to a trust by Bolger as to which he is the settlor and the initial trustee thereof (the "Trust"), provided that the Trust has executed and delivered a Joinder in the form attached as Exhibit A in favor of the Company and each Shareholder, stating that the Trust has agreed to all the terms and conditions of this Agreement as if it were an original party hereto.

         Notwithstanding anything to the contrary contained in this Agreement, a Permitted Transfer of Shares shall not be subject to any restrictions or obligations whatsoever set forth in this Agreement and the transferee shall not become a Shareholder under this Agreement unless such restrictions or obligations or the requirement to become a Shareholder hereunder are specifically provided for in the relevant exception that makes such a Transfer a Permitted Transfer.

2.04     CONDITION PRECEDENT TO CERTAIN TRANSFERS

         In connection with any Permitted Transfer not effected pursuant to a registration under the Securities Act as provided in Section 4 hereto, the Company may, as a condition to registration of such proposed Transfer, require that the Shareholder proposing to Transfer Shares provide the Company with an opinion of counsel reasonably satisfactory to the Company, which

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in all cases may include Sullivan & Cromwell LLP or Wells, Jaworski, Liebman &
Paton LLP, stating that the Transfer is exempt from the registration requirements of the Securities Act.

2.05     COMPANY TO COOPERATE WITH ALL PERMITTED TRANSFERS

         The Company shall cooperate, to the full extent of, and in accordance with, acceptable business practices, with any and all Permitted Transfers and Transfers made in accordance with the provisions of this Agreement.

                    3. BOARD PARTICIPATION AND VOTING RIGHTS

3.01     DIRECTORS

         (a) The Company hereby represents that (i) the Company has increased the size of its Board of Directors and the Board of Directors of Company Bank to enable it to appoint the two Initial Seller Nominees as members of the Board of Directors and the Board of Directors of Company Bank effective as of immediately following the Effective Date and (ii) each of the Board of Directors and the Board of Directors of Company Bank has elected each of the two Initial Seller Nominees to the Board of Directors and the Board of Directors of Company Bank, respectively, to serve in such capacities until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or retirement in accordance with the Governing Documents or the governing documents of the Company Bank, as applicable, effective immediately following the Effective Date. Notwithstanding anything to the contrary in the policies of the Company, the Company Bank, the Board of Directors or the Board of Directors of the Company Bank, Seller Nominees shall be elected by plurality of the votes cast by the Shares entitled to vote at a meeting at which a quorum is present.

         (b) As long as the Shareholders collectively own at least 15% of the Total Outstanding Common Stock, Bolger shall have the right to nominate two candidates for election to each of the Board of Directors and the Board of Directors of Company Bank as candidates recommended by the Board of Directors, unless both Seller Nominees are still serving as Directors on each board and will continue to serve after the relevant election. As long as the Shareholders collectively own at least 5% but less than 15% of the Total Outstanding Common Stock, Bolger shall have the right to nominate one candidate for election to each of the Board of Directors and the Board of Directors of Company Bank as a candidate recommended by the Board of Directors, unless a Seller Nominee is still serving as a Director on each board and will continue to serve after the relevant election. In all cases, the Company shall cause the nominee or designee to be elected a Director of the Board of Directors of Company Bank.

         (c) Notwithstanding anything to the contrary contained herein, if any Seller Nominee resigns or is unable to continue to serve as a Director of the Company or as a Director of Company Bank, Bolger may designate a replacement Director and the relevant Board of Directors shall elect such person a Director; provided, however, that, in each case, Bolger remains entitled to nominate and designate Directors pursuant to this Section 3.01 and such action is taken in accordance with this Section 3.01; and provided further, however, that the replacement Director designated pursuant to this Section 3.01(c) must be reasonably acceptable to the remaining members of the Board of Directors (or nominating committee thereof), and,

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without the consent of the Board of Directors (or nominating committee thereof), shall not include any individual who is an Affiliate of a competitor of the Company. Any person nominated or designated pursuant to this Section 3.01 shall be a "Seller Nominee".

         (d) Any Director of the Company may be removed from the Board of the Directors or from the Board of Directors of Company Bank in accordance with law and the Governing Documents or the governing documents of Company Bank, as applicable, provided, however, that with respect to a Director nominated or designated pursuant to this Section 3.01 any such removal shall require the prior affirmative consent of Bolger unless such removal is required by law or such Director is no longer qualified to serve as a Director pursuant to applicable SEC or regulatory requirements or a generally applicable policy of the applicable board of directors.

         (e) Any vacancies on the Board of Directors and on the Board of Directors of Company Bank shall be filled in accordance with the applicable by-laws and, if the vacancy is with respect to a Director originally nominated or designated by Bolger, this Section 3.01.

         (f) The Company, the Board of Directors and the Board of Directors of Company Bank shall ensure that any Directors nominated or designated pursuant to this Section 3.01 shall enjoy the same rights, capacities, entitlements and compensation as any other members of the Board of Directors and the Board of Directors of Company Bank, as applicable.

         (g) The Company shall not take any action to remove any Directors nominated or designated pursuant to this Section 3.01 unless such removal is required by law or such Director is no longer qualified to serve as a Director pursuant to applicable SEC or regulatory requirements or a generally applicable policy of the Board of Directors.

         (h) Each Shareholder will vote its Shares (at any meeting of Shareholders of the Company or in any consent in lieu of such a meeting), and shall take all other actions necessary to give effect to the provisions of this
Section 3.01.

         (i) The Company and the Board of Directors shall not take any action that would result in any amendment to the Governing Documents inconsistent with the provisions of this Section 3.01.

3.02     VOTING FOR DIRECTORS

         Until the third anniversary of the Effective Date or the earlier termination of this Section 3.02, in any election of Directors of the Company, each Shareholder shall vote its Shares in favor of all persons nominated by the Board of Directors for election to the Board.

3.03     VOTING ON OTHER MATTERS

         (a) Until the third anniversary of the Effective Date or the earlier termination of this Section 3.03(a), the Shareholders shall vote all of their Shares in favor of any matter submitted to the shareholders of the Company by the Board of Directors other than with respect to a transaction or matter that would result in a Change of Control of the Company.

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          (b) Until the occurrence of a Performance Event or the earlier termination of this Section 3.03(b), the Shareholders shall not (i) solicit any proxies from other shareholders of the Company, (ii) initiate any tender offers in connection with the Common Stock or (iii) take any other steps to initiate, directly or indirectly, a Change of Control of the Company, provided, however, that the Shareholders may vote their Shares in favor of a transaction or matter that would result in a Change of Control of the Company in their sole and absolute discretion and a communication not prohibited by Section 3.04 shall not be prohibited by this Section 3.03(b).

3.04     COMMUNICATIONS

         Until the occurrence of a Performance Event or the earlier termination of this Section 3.04, the Shareholders shall communicate any recommendations or concerns with respect to the Company or Company Bank directly with the Board of Directors, any member thereof or the Chief Executive Officer of the Company, and shall not communicate, directly or indirectly, with other shareholders of the Company with respect to the Company or the Company Bank except (i) as required by law, (ii) that the Shareholders may communicate with any of their family members, Affiliates or advisors, or with any other Shareholders and their family members, Affiliates or advisors, or (iii) in informal communications in a manner that is not in material opposition to positions taken by the Board of Directors or the Chief Executive Officer of the Company. Notwithstanding anything to the contrary included in this Section 3.04, the Shareholders will not be in breach of this Section 3.04 in connection with and as a result of any statements that they may make to refute an inaccurate statement made regarding such Shareholder or such Shareholder's permitted communications.

3.05     BOLGER

         (a) As of the Effective Date, the Company shall appoint Bolger as a "Director Emeritus." The privileges and entitlements of the post "Director Emeritus" shall be established from time to time by the Board of Directors but shall include recognition of the Director Emeritus' past contributions at the Annual Shareholder's Meeting and sponsored public events where they are in attendance, and an invitation to the annual board/management dinner and other events in the Board's discretion. A Director Emeritus, however, will have no voting authority, will not receive any form of compensation and will not be an attendee at board meetings nor have access to confidential information.

         (b) Bolger shall not nominate himself to serve as a Director of the Company or Company Bank, shall not accept an appointment or nomination to stand for election as such a Director, and no Shareholder may vote its shares in favor of Bolger as a Director of the Company or Company Bank.

3.06     INCONSISTENT VOTES

         If any Shareholder fails to vote the Shareholder's Shares in accordance with this Section 3, any votes contrary to the terms of this Section 3 shall be null and void.

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                           4. REGISTRATION PROVISIONS

4.01     SHELF REGISTRATION

         (a) The Company shall, at its expense, upon written demand by a Shareholder, prepare and file with the SEC, a Shelf Registration Statement with respect to resales of the Shares by the Shareholders from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution set forth in such Shelf Registration Statement and thereafter shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 30 days of receipt of such demand. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the Securities Act, the Exchange Act or the SEC. Upon the expiration of a Shelf Registration Statement during the Shelf Registration Period, the Company shall be obligated to file a new Shelf Registration Statement under this Section 4.01 on the same terms and conditions as it is required to file the first Shelf Registration Statement it is required to file.

         (b) The Company shall name each Shareholder that delivers a properly completed and signed reasonable and relevant notice and questionnaire (the "Notice and Questionnaire") to the Company as a selling securityholder of Shares in the Shelf Registration Statement. A Shareholder may include Shares in the Shelf Registration Statement only if the Shareholder sends by first-class registered mail or by courier with delivery confirmation, a properly completed Notice and Questionnaire to the Company. The Company shall deliver the form of Notice and Questionnaire to the Shareholders within five (5) Business Days of receipt of a written demand to register Shares. In order to be included in the Shelf Registration Statement at the time of its effectiveness, the completed Notice and Questionnaire must be received by the Company on or prior to the 10th Business Day after the date the Notice and Questionnaire is delivered by the Company in accordance with this Section 4.01(b) (or, in the case of a Shareholder that is a transferee of Shares, on or prior to the earlier of (x) the 20th Business Day after the completion of the Transfer of Shares to the transferee and (y) 9:00 a.m., New York time, on the fifth Business Day prior to initial effectiveness of the Shelf Registration Statement, in each case provided that the Company has delivered the form of Notice and Questionnaire in accordance with this Section 4.01(b)) (in any case, the "Questionnaire Deadline").

         (c) Following the effectiveness of the Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Shareholder, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt thereof, file any supplements to the related Prospectus or file any post-effective amendment to the Shelf Registration Statement that is required by applicable law to cause a Shareholder to be named as a selling securityholder in the Shelf Registration Statement and permit such Shareholder to deliver the Prospectus to purchasers of Shares (a "Post-Effective Amendment") (subject to the right of the Company to suspend the use of the Prospectus as described in Section 4.01(f) hereof); provided, however, that (i) if a supplement to the related Prospectus is required to permit the Shareholder (or other Shareholders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Shares, the Company shall not be required to file more than one (1) such supplement during any thirty (30) day period and (ii) if a

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post effective amendment to the Shelf Registration Statement is required to permit the Shareholder (or other Shareholders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Shares, the Company shall not be required to file more than one
(1) post-effective amendment to the Shelf Registration Statement in any ninety
(90) day period. The Company shall use its reasonable best efforts to cause any such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to amend the Shelf Registration Statement or supplement the Prospectus until the termination of such Suspension Period.

         (d) Each Shareholder as to which the Shelf Registration Statement is being effected shall furnish promptly to the Company (x) such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or in any application to be filed with or under state securities laws and (y) all information required to be disclosed in order to make the information previously furnished to the Company by such Shareholder not misleading.

         (e) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 4.01(c) hereof, by all participating Shareholders until there ceases to be any Shares outstanding that may not be sold in any one 90-day period pursuant to Rule 144 (such period being called the "Shelf Registration Period"). The Company will, in order to fulfill its obligations and this Section 4.01(e): (i) subject to Section 4.01(b) and 4.01(c), use its reasonable best efforts to prepare and file with the SEC such supplements, amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period; (ii) subject to Section 4.01(b) and 4.01(c), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) or as otherwise permitted under the Securities Act; and (z) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Shelf Registration Statement during the Shelf Registration Period.

         (f) The Company may suspend the availability of any Shelf Registration Statement and the use of any Prospectus (the period during which the availability of any Shelf Registration Statement and any Prospectus may be suspended herein referred to as the "Suspension Period"), for a period not to exceed: (i) 45 consecutive days at any one time or (ii) 60 days in the aggregate during any 12-month period, in each case only for valid business reasons, to be determined in good faith by the Company in its reasonable judgment (which shall not include the avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, events listed in Section 4.04(c)(v)-(vi), public filings with the SEC and similar events; provided, that the Company promptly thereafter complies with the requirements of Section 4.01(c) hereof, if applicable, and provided further that, if a Post-Effective Amendment is required by applicable law to cause a Shareholder to be named as a selling securityholder in the Shelf Registration Statement, the period of time between the filing and the effectiveness of any Post-Effective Amendment shall be not deemed to be a

Suspension Period hereunder. The first day of any Suspension Period must be at least two (2) trading days after the last day of any prior Suspension Period.

4.02     DEMAND REGISTRATION

         (a) Subject to the conditions of this Section 4.02, if the Company shall receive on not more than four (4) occasions, a written request from Bolger or any other Shareholder owning five percent (5%) or more of the Total Outstanding Common Stock with Bolger's prior written consent (for purposes of this Section 4.02, the "Initiating Holders") that the Company file a registration statement under the Securities Act (a "Demand Registration Statement") covering at least 500,000 Shares, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Shareholders, and subject to the limitations of this Section 4.02, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Shares that the Shareholders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 4.02(a).

         (b) If the Initiating Holders intend to distribute the Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 4.02 and the Company shall include such information in the written notice referred to in Section 4.02(a). In such event the right of any Shareholder to include its Shares in such registration shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Shares in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Shareholder) to the extent provided herein. All Shareholders proposing to distribute their Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 4.02, if the underwriter advises the Company that marketing factors require a limitation on the number of shares underwritten (including Shares), then the Company shall so advise all Shareholders of Shares that would otherwise be underwritten pursuant hereto, and the number of Shares that may be included in the underwriting shall be allocated to the Shareholders of such Shares pro rata based on the number of Shares held by all such Shareholders (including the Initiating Holders). Any Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Initiating Holders must obtain the consent of the Company prior to selecting any underwriters for the offering, which consent shall not be unreasonably withheld or delayed.

         (c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 4.02:

                  (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

                  (ii) after the Company has effected four (4) registrations pursuant to this Section 4.02, and such registrations have been declared or ordered effective; or

                  (iii) during the period starting with the date forty-five (45) days prior to the Company's good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 4.03 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

                  (iv) during the period starting with the date the Company has effected another registration pursuant to this Section 4.02 and ending on a date ninety (90) days following the effective date of such registration; or

                  (v) if the Initiating Holders do not request that such offering be firmly underwritten or the Company and the Initiating Holders are unable to obtain the commitment of the underwriters selected for the offering; or

                  (vi) if the Company shall furnish to Shareholders requesting a Demand Registration Statement pursuant to this Section 4.02 a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its Shareholders for such Demand Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve
(12)-month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a Demand Registration Statement covering the sale of the Shares).

4.03     INCIDENTAL REGISTRATION STATEMENT

         (a) If the Company at any time or from time to time proposes or is required to register any of its securities under the Securities Act (other than (x) in a registration on Form S-4, S-8 or S-3 (to the extent such form relates solely to a stock purchase or dividend reinvestment plan) or any successor form to such forms, or (y) at such times as a Shelf Registration Statement is effective) whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given (i) in the event that the Company has publicly disclosed such proposed registration, at least thirty
(30) calendar days prior to such proposed registration and (ii) in the event that the Company has not publicly disclosed such proposed registration (a "Non-Public Incidental Registration Notice"), no more than ten (10) Business Days prior to the filing of such proposed registration with the SEC (such period not in excess of ten (10) Business Days, the "Non-Public Incidental Registration Notice Period")) to all Shareholders of its intention to undertake such registration and describing a Shareholder's right to participate in such registration under this Section 4.03 as hereinafter provided. If the Shareholder elects to participate in such proposed registration, the Shareholder agrees to keep the contents of any Non-Public Incidental Registration Notice confidential prior to the filing of such proposed registration with the SEC and if the Shareholder has elected not to participate in such proposed registration, the

Shareholder agrees to keep the contents of any Non-Public Incidental Registration Notice confidential during the Non-Public Incidental Registration Notice Period. Subject to the other provisions of this Section 4.03 and Section 4.04, upon the written request of any Shareholder made within twenty (20) calendar days, or in the case of a Non-Public Incidental Registration Notice, within five (5) Business Days, after the receipt of such written notice from the Company (which request shall specify the amount of Shares to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Shares requested by Shareholders to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforementioned) of the Shares so to be registered, by inclusion of such Shares in the Incidental Registration Statement and shall cause such Incidental Registration Statement to become and remain effective with respect to such Shares in accordance with the registration procedures set forth in Section 4.04. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Shareholder. The Shareholders requesting inclusion in an Incidental Registration may, at any time prior to agreeing to the price at which the Shares are to be sold (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

         (b) If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Shareholder and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the fees and expenses incurred in connection therewith as set forth in Section 4.05), without prejudice, however, to the Company's obligation to effect a registration under Section 4.01 or 4.02, and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Shares for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 90 days from the date the Company received a request to include Shares in such Incidental Registration, upon making the determination to proceed with such registration the Company shall again give all Shareholders the opportunity to participate therein and shall follow the notification procedures set forth in Section 4.03(a). There is no limitation on the number of such Incidental Registrations pursuant to this Section 4.03 which the Company is obligated to effect.

         (c) The registration rights granted pursuant to the provisions of this
Section 4.03 shall be in addition to the registration rights granted pursuant to the other provisions of Section 4.01 and 4.02 hereof.

         (d) If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company on or before the date that is five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including the Shares) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered, the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account,
(B) second, the securities of Shareholders who exercised a contractual right to demand that such registration statement be filed, (C) third, the Shares requested to be included in such registration by the Shareholders, allocated pro rata in proportion to the number of Shares requested to be included in such registration by each of them and (D) fourth, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by any Person other than the Company, (A) first, the Shares requested to be registered by the Person other than the Company who initiated the registration, (B) second, the Shares requested to be included in such registration by the Shareholders, allocated pro rata in proportion to the number of Shares requested to be included in such registration by each of them,
(C) third, any securities that the Company proposes to register for its own account and (D) fourth, other securities of the Company to be registered on behalf of any other Person.

4.04     REGISTRATION PROCEDURES

         In connection with any Registration Statement, the following provisions shall apply:

         (a) The Company shall: (i) furnish to the Shareholders without charge, within a reasonable period of time, but in any event within eight (8) Business Days prior to the filing thereof with the SEC in order to afford the Shareholders and their legal counsel a reasonable opportunity for review and to participate in the preparation thereof, a copy of each Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act); and (ii) include information regarding any Shareholder that provided notice in accordance with Section 4.01, 4.02 or 4.03 (such Shareholder, a "Notice Shareholder") and the methods of distribution they have elected for their Shares provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.

         (b) Subject to Section 4.01(d), the Company shall ensure that: (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act; (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) any Prospectus forming a part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Shareholder Information.

         (c) The Company, as promptly as reasonably practicable (but in any event within two (2) Business Days), shall notify each Notice Shareholder:

                  (i) When a Registration Statement or any post-effective amendment thereto or any Prospectus or any supplement thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective which notice and confirmation can be made at the election of the Company by making a public announcement thereof by release made to Reuters Economic Services, Bloomberg Business News or a similar service;

                  (ii) of any request, following effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company's Exchange Act filings);

                  (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Shares included in any Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

                  (v) of the occurrence of, but not the nature of or details concerning, any event or the existence of any condition that requires the making of any changes in the Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and the Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;

                  (vi) of the Company's determination that a post-effective amendment to the Registration Statement is necessary (other than a post-effective amendment pursuant to Section 4.01(c)); and

                  (vii) of the commencement (including as a result of any of the events or circumstances described in Section 4.04(c)(v)) and termination of any Suspension Period.

         (d) The Company shall use its reasonable best efforts to obtain: (i) the withdrawal of any order suspending the effectiveness of any Registration Statement and the use of any related Prospectus; and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Notice Shareholder of the withdrawal of any such orders or suspensions.

         (e) The Company shall, at the effective date of the relevant Registration Statement, promptly provide each Notice Shareholder a copy of the Prospectus included in the Registration Statement and during the Shelf Registration Period or the period of time during which any

Demand Registration Statement or Incidental Registration Statement is effective, as applicable, promptly deliver to each Notice Shareholder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Registration Statement, and any amendment or supplement thereto, as such person may reasonably request; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Notice Shareholders in connection with the offering and sale of the Shares covered by the Prospectus or any amendment or supplement thereto.

         (f) Prior to any offering of Shares pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Notice Shareholders and their legal counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Shareholders reasonably requests and shall maintain such qualification in effect during the Shelf Registration Period or the period of time during which any Demand Registration Statement or Incidental Registration Statement is effective, as applicable, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Shares covered by such Registration Statement; provided, however, that the Company will not be required to: (i) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or; (ii) take any action which would subject it to service of process or taxation in excess of a nominal U.S. dollar amount in any such jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Notice Shareholders to facilitate the timely preparation and delivery of certificates representing Shares sold pursuant to any Registration Statement free of any restrictive legends that are placed on such certificates in accordance with this Agreement.

         (h) Subject to the exceptions contained in (i) and (ii) of Section 4.04(f) above, the Company shall use its reasonable best efforts to cause the Shares covered by the applicable Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Notice Shareholders to consummate the disposition of such Shares as contemplated by the Registration Statement; without limitation to the foregoing, the Company and the Shareholders shall provide all such information as may be required by the NASD in connection with the offering under the Registration Statement of the Shares (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and each shall cooperate with the other in connection with any filings required to be made with the NASD by such Notice Shareholder in that regard.

         (i) Upon the occurrence of any event described in Section 4.04(c)(v) or 4.04(c)(vi) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Shares included therein, the Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable best efforts to cause it to become effective as promptly as practicable; provided that the Company's obligations under this Section 4.04(i) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 4.01(f) hereof and given notice of such suspension to Notice Shareholders, it being understood that the Company's obligations under this
Section 4.04(i) shall be automatically reinstated at the end of such Suspension Period.

         (j) The Company shall provide, prior to the effective date of any Registration Statement hereunder, a CUSIP number for the Shares registered under such Registration Statement.

         (k) The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period.

         (l) The Company may require each Notice Shareholder to furnish to the Company such information regarding the Notice Shareholder and the distribution of such Shares sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the Securities Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Notice Shareholder under this Agreement shall be expressly conditioned on the compliance of such Notice Shareholder with such request.

         (m) If reasonably requested in writing in connection with any disposition of Shares pursuant to a Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Notice Shareholders and any broker-dealers, attorneys and accountants retained or being utilized by such Notice Shareholders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to be available to discuss or make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Shareholders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

         (n) Each Notice Shareholder agrees that, upon receipt of notice of the happening of an event described in Sections 4.04(c)(ii) through and including 4.04(c)(vi), it shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Shares and will not resume disposition of Shares until such Shareholder has received copies of an amended or supplemented Prospectus contemplated by Section 4.04(a) hereof, or until such Notice Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be; provided, that the foregoing shall not prevent the sale, transfer or other disposition of Shares by a Shareholder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Shareholder does not and is not required to deliver the applicable Prospectus or Registration Statement in connection with such sale, transfer or other disposition, as the case may be.

         (o) Each Notice Shareholder shall promptly notify the Company of any inaccuracies or changes in the information requiring an amendment to the applicable Registration Statement or Prospectus provided in such Notice Shareholder's Notice and Questionnaire that may occur subsequent to the date thereof at any time while the Registration Statement remains effective.

         (p) In the case of any Underwritten Offering, the Company shall use its reasonable best efforts to enter into an underwriting agreement customary in form and scope for underwritten secondary offerings of the nature contemplated by the applicable Registration Statement, which shall include and provide for indemnification and contribution for the Underwriters substantially similar to that provided for in Section 4.07.

         (q) The Company shall use its reasonable best efforts to obtain (i) a "cold comfort" letter from the Company's independent public accountants in customary form covering such matters of the type customarily covered by "cold comfort" letters as the Notice Shareholders or the managing Underwriter reasonably request and (ii) an opinion or opinions from counsel for the Company in customary form and covering such matters of the type customarily covered by opinions as the Notice Shareholders or the managing Underwriters reasonably request.

4.05     REGISTRATION EXPENSES

         The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 4.01, 4.02, 4.03 and 4.04 hereof. The Company shall also reimburse the Shareholders for the reasonable fees and disbursements of one legal counsel to the Shareholders in an amount not to exceed U.S.$25,000 per registration. The fees and expenses to be borne by the Company shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) all fees and expenses of compliance with federal securities and state or foreign Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Shares) and filing and the Company's expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4.05, each Shareholder shall bear the expense of any broker's commission, agency fee and underwriter's discount or commission, if any, relating to the sale or disposition of such Shareholder's Shares pursuant to a Registration Statement.

4.06     HOLDBACK ARRANGEMENTS

         Each Shareholder agrees not to (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (the agreements contained in clauses (i) and (ii) of this Section 4.06, collectively, the "Lock-Up Agreement"), during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the Registration Statement for any sale of Common Stock or securities convertible into Common Stock issued by the Company with respect to which
Section 4.03 applies (except as part of such Underwritten Offering or pursuant to registrations on Forms S-4, S-8 or S-3 (to the extent such form relates solely to a stock purchase or dividend reinvestment plan)) without the prior written consent of the sole or lead managing Underwriter (the "Public Offering Lock-Up Period"); provided, however, that if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) Business Days before the last day of the Public Offering Lock-Up Period and ends on the last day of the Public Offering Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(ii) prior to the expiration of the Public Offering Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) calendar day period beginning on the last day of the Public Offering Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Notwithstanding the foregoing, the Shareholders shall not be obligated to enter into the Lock-Up Agreement unless (A) all executive officers and directors of the Company and all Persons holding at least 10% of the Company's voting securities enter into identical agreements, with the agreement of the Shareholders (including the proviso set forth in the immediately preceding sentence) being on no more onerous terms than any other agreements entered into by any other Person, and (B) the Lock-Up Agreement is explicitly conditioned on the Shareholder receiving the benefits of any release or modification of such agreement for any other Person subject to such an agreement or similar agreement.

4.07     INDEMNIFICATION AND CONTRIBUTION

         (a) The Company shall indemnify and hold harmless each Shareholder, the Shares of whom are covered by any Registration Statement, its underwriters, agents, broker-dealers, directors, officers, partners, members and employees and each Person, if any, who controls any such Shareholder within the meaning of either the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 4.07 as a "Holder") against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim; provided, however, that: (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon Shareholder Information provided by such Shareholder; (ii) with respect to any untrue statement or omission of material fact made in any Registration Statement, or in any Prospectus, the indemnity agreement contained in this Section 4.07 shall not inure to the benefit of a Holder from whom the Person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstance where it shall have been established that: (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to such Holder; (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the Securities Act to be made to such Person; (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto; and (z) there was not received by such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of such amendments or supplements to the Prospectus; and (iii) the indemnification provisions of this Section 4.07 shall not apply to amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability that the Company may otherwise have. This indemnity agreement will not apply to any loss, damage, expense, liability or claim arising from an offer or sale, occurring during a Suspension Period, of Shares by a Notice Shareholder who has previously received notice from the Company of the commencement of the Suspension Period pursuant to
Section 4.01(f).

         (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and officers and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holders and shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to Shareholder Information supplied by such Holder. In no event shall any Holder be liable or responsible for any amount in excess of the net proceeds to such Holder as a result of the sale of Shares pursuant to such Registration Statement by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability that such Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section
4.07 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 4.07(a) or 4.07(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforementioned notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.07 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Holders in the case of Section 4.07(a), representing the indemnified parties under Section 4.07(a) who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action; (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Subject to the provisions of the immediately following sentence, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party shall indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 4.07(c) and to which it would be entitled under
Section 4.07(a) or 4.07(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (y) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (z) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (unless such reimbursement is disputed in good faith). Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation arising therefrom.

         (d) In the event that the indemnity provided in Section 4.07(a) or 4.07(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the indemnified party may be subject to the fullest extent permitted by law; provided, however, that in no case shall an indemnifying party that is a Holder be responsible for any amount in excess of the total price at which the Shares are sold by such Holder to a purchaser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Holder shall contribute in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and of such Holder on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Holder on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the securities (before deducting expenses) received by or on behalf of the Company under the Registration Statement, on the one hand, and the total net proceeds received by such Holder with respect to its sale of Shares under the Registration Statement, on the other hand, bear to the total net proceeds from the sale of securities under the Registration Statement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or relates to Shareholder Information supplied by such Holder on the other hand and the relative knowledge, information and opportunity of the parties to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.07(d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 4.07(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person with respect to claims arising directly out of or relating to such fraudulent misrepresentation who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.07(d), each Person who controls such Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 4.7(d).

         (e) The remedies provided for in this Section 4.07 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The provisions of this Section 4.07 will remain in full force and effect regardless of (i) the termination of this Agreement, (ii) any investigation made by or on behalf of any

Holder, any underwriter or the Company or any of the officers, directors or controlling Persons referred to in Section 4.07 hereof and (iii) the sale by a Holder of Shares covered by a Registration Statement.

4.08     RULE 144

         The Company covenants that, so long as the Shares remain outstanding, it will continue to file the reports required to be filed by a reporting company under the Exchange Act in a timely manner or will otherwise make such information publicly available as may be required for the Shareholders to sell Shares within the exemptions provided by Rule 144. Upon the written request of any Shareholder, the Company shall deliver to such Shareholder a written statement as to whether it has complied with such requirements.

4.09     TRANSFEREE RIGHTS

         Any Person who receives by Transfer Shares in an amount equal to at least two percent (2%) of the Total Outstanding Common Stock shall be considered a "Shareholder" for purposes of this Section 4 (and only this Section 4) and shall be entitled to the same rights and subject to the same obligations as the other Shareholders pursuant to this Section 4.

                        5. LEGEND ON STOCK CERTIFICATES

         Each certificate representing Shares shall be endorsed with substantially the following legend:

         THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN SHAREHOLDERS AGREEMENT (THE "SHAREHOLDERS AGREEMENT") AMONG CASCADE BANCORP (THE "CORPORATION") AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT CONTAINS CERTAIN RIGHTS AND OBLIGATIONS REGARDING CORPORATE GOVERNANCE AND REGARDING THE VOTING, SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF SUCH CORPORATION'S SHARES. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE SHAREHOLDERS AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

         The legend provided by this Section 5 may be removed upon termination of Section 2.02 in accordance with the provisions of Section 7.

                           6. ANTI-TAKEOVER STATUTES

6.01     GENERAL

         The Company has taken, or will have taken prior to the Effective Date, all actions (except for actions that require shareholder approval) necessary to exempt the transactions contemplated by the Merger Agreement and this Agreement, or such transactions are otherwise exempt, from any provisions of an anti-takeover nature contained in its organizational documents, and the provisions of any Takeover Laws.

6.02     TAKEOVER LAWS; NO RIGHTS TRIGGERED

         If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement or by the Merger Agreement, the Company and the members of the Board of Directors will grant such approvals and take such actions (except for actions that require shareholder approval) as are necessary so that the transactions contemplated or permitted by this Agreement and the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Merger Agreement and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement or by the Merger Agreement.

6.03     OREGON BUSINESS COMBINATION STATUTE

         The Board of Directors of the Company has duly adopted an irrevocable resolution as follows (the "Business Combination Exemption Resolution"):

                  "RESOLVED, that pursuant to Section 60.835 of the Oregon Business Corporation Act ("OBCA"), the Board of Directors of the Corporation, for the specific purpose of establishing an irrevocable exemption from Section 60.835 of the OBCA, hereby approves thereunder (i) the entering into, and all of the transactions relating to and contemplated or permitted by, the Agreement of Merger, by and among F&M Holding Company, an Idaho corporation, the Corporation, Igloo Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of the Corporation and David F. Bolger, and the Shareholders Agreement, by and among the Corporation, David F. Bolger and each person listed on Schedule A thereto to be entered into by the Corporation and such parties including, without limitation, (A) the assignment of any rights thereunder in accordance with the terms thereof or in connection therewith, (B) any person or entity becoming an "interested shareholder" as defined in Section 60.825 of the OBCA including, without limitation, David F. Bolger, the estate of David F. Bolger, any present or future affiliates or associates of David F. Bolger, any trust David F. Bolger may establish, Thomas M. Wells (whether individually or in another capacity) and Clarence Jones (collectively, the "Covered Persons"), (C) the transfer of any shares of common stock or other securities of the Corporation in accordance with the terms and conditions of the Shareholders Agreement and (D) the joinder of any party to such Shareholders Agreement, (ii) any transaction in which any Covered Person becomes an "interested shareholder" as defined in Section 60.825 of the OBCA or acquires additional shares of common stock or other securities of the Corporation thereafter and (iii) any

                  "business combination" as defined in Section 60.825 of the OBCA involving any Covered Person.

                  This Resolution shall be of no further force and effect if the Merger Agreement is terminated.

         The foregoing resolution is referred to herein as the "Business Combination Exemption Resolution."

6.04     BUSINESS COMBINATION EXEMPTION

         The Business Combination Exemption Resolution adopted by the Company is a valid action of the Board of Directors of the Company, binding on the Company, and constitutes a valid and irrevocable exemption by the Company from Section
60.835 of the Oregon Business Corporation Act as to any transaction, person or entity described in such resolution.

6.05     APPROVAL BY CONTINUING DIRECTORS

         A majority of the Continuing Directors (as defined in the articles of incorporation of the Company) has voted in favor of the entering into of the Merger Agreement and this Agreement and approval of the transactions contemplated by the Merger Agreement and this Agreement.

                                 7. TERMINATION

         (a) This Agreement may be terminated in its entirety by written consent of all of the Shareholders and the Company.

         (b) The provisions of Sections 2.02, 2.03, 2.04, 3.02, 3.03, 3.04,
3.05(b) and 3.06 shall terminate upon the earlier of (i) the Shareholders collectively holding less than five percent (5%) of the Total Outstanding Common Stock, (ii) the occurrence of a Change of Control of the Company and (iii) a Seller Nominee ceases to be a member of the Board of Directors and is not replaced by a substitute nominee or designee who is nominated or designated in accordance with the provisions of Section 3.01.

         (c) The provisions of Sections 3.02 and 3.03(a) shall terminate on the third anniversary of the Effective Date, and the Shareholders shall be free to vote their Shares in their sole and absolute discretion thereafter on any matters referred to therein.

         (d) The provisions of Sections 3.03(b) and 3.04 shall terminate upon the occurrence of a Performance Event.

         (e) This Agreement shall terminate in its entirety and shall have no force or effect upon the termination of the Merger Agreement prior to the Effective Date.

                             8. GENERAL PROVISIONS

8.01     APPLICATION OF THIS AGREEMENT

         This Agreement shall apply to (a) any share of capital stock or other security of the Company after issuance to any Shareholder for any reason, whether upon exercise of any warrant or option or otherwise, and (b) any share or other security of capital stock in the Company received by any Shareholders as a result of any stock dividend, stock split, reverse stock split, or other distribution of shares made upon or in exchange for the Shares except that the transfer restrictions contained in this Agreement shall not apply to any non-voting securities. Any such securities referenced in this Section 8.01 shall constitute "Shares" following their issuance by the Company and receipt by the Shareholders.

8.02     EFFECT OF NON-COMPLYING TRANSFERS

         If any Transfer in violation of this Agreement shall be attempted, or if any involuntary or other purported transfer by law of any Shares occurs or is attempted, it shall be void, and upon presentation for Transfer the Company shall not give effect to such purported Transfer.

8.03     ESCROW

         At the request of any Shareholder participating in a Transfer governed by this Agreement, an escrow shall be set up to effect the Transfer of any certificates or funds. Costs of such escrow shall be borne by such Shareholder.

8.04     SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES

         Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of any right or obligation under this Agreement, whether voluntarily, involuntarily, by operation of law, or otherwise, except in accordance with the terms hereof, and except that upon a party's death, the rights and obligations under this Agreement shall be assigned to such party's estate without any further act. Any purported assignment, transfer, or delegation in violation of this Section 8.04 shall be null and void. Except as otherwise provided in this Agreement (including, without limitation, as contemplated by the last sentence of Section 2.03), the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective heirs, successors, devisees and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties to this Agreement or their respective heirs, successors, devisees and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in this Agreement (including, without limitation, as contemplated by Section 4.09).

8.05     GOVERNING LAW

         This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Oregon, without reference to any rules governing conflicts of laws.

8.06     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile.

8.07     NOTICES

         All notices, demands, requests or other communications that may be or are required to be given, served, transmitted or delivered by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, or transmitted by verified facsimile or internationally recognized air courier, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner. Each notice, demand, request or other communication that shall be hand delivered, telecopied or delivered in the manner described above shall be deemed sufficiently given, served, transmitted or delivered for all purposes at such time as it is delivered to the addressee (with the delivery receipt or, with respect to a telecopy, the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.08     EXPENSES

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8.09     AMENDMENTS AND WAIVERS

         Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and all of the relevant Shareholders. Notwithstanding the foregoing, (i) Schedule A to this Agreement may be amended from time to time by (x) the Shareholders or the Company to reflect the actual holdings of the Shareholders of Shares without formally amending this Agreement or (y) a Joinder executed by a new Shareholder and the Company and delivered to all other Shareholders and (ii) Bolger and the Trust may amend or waive the observance of any term of this Agreement (either generally or in a particular instance and either retroactively or prospectively) with respect to themselves only with the written consent of the Company and without the need for a written consent of any other Shareholders.

         The failure of any party to insist on or to enforce strict performance by the other parties of any of the provisions of this Agreement or to exercise any right or remedy under this Agreement shall not be construed as a waiver or relinquishment to any extent of that party's right to assert or rely on any provisions, rights or remedies in that or any other instance; rather, the provisions, rights and remedies shall remain in full force and effect.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the

Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10     FURTHER ASSURANCES

         Each party agrees from time to time to do and perform such other and future acts (including the taking of board and/or shareholder action) and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other parties to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

8.11     DAMAGES AND INJUNCTIVE RELIEF

         It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and in any case no bond or other security shall be required.

8.12     ENTIRE AGREEMENT

         This Agreement (including the schedules and exhibits hereto, which are incorporated herein by this reference) supersedes all prior or contemporaneous agreements, and all related understandings, written or oral, among the parties with regard to the subject matter of this Agreement and constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, arbitration, or other legal proceeding involving this Agreement.

8.13     BOLGER TRUST

         The parties understand and agree that promptly after the Effective Date Bolger may transfer his Shares received in the Merger to a Trust. In such event, the Trust may act in all respects for Bolger hereunder.

     [REMAINDER OF PAGE IS INTENTIONALLY BLANK; SIGNATURE LINES ARE ON THE
                                  NEXT PAGE.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

         COMPANY:                  CASCADE BANCORP


                                   By: /s/ Patricia L. Moss
                                      ------------------------------------------
                                   Patricia L. Moss, its Chief Executive Officer


                        Address:   1100 NW Wall Street
                                   P.O. Box 369
                                   Bend, Oregon 97709
                        Attention: Patricia L. Moss, Chief Executive Officer
                        Facsimile: (541) 617-3149

            With a copy (which shall not constitute notice) to:

                        Address:   Davis Wright Tremaine LLP
                                   1300 SW Fifth Avenue
                                   Suite 2300
                                   Portland, Oregon 97201
                        Attention: David C. Baca, Esq.
                        Facsimile: (503) 778-5299

                        and

                        Address:   Karnopp Petersen LLP
                                   1201 NW Wall St
                                   Suite 300
                                   Bend, Oregon 97701
                        Attention: James E. Peterson, Esq.
                        Facsimile: (541) 388-5410




                   [Signature page to Shareholders Agreement]

         BOLGER:                   DAVID F. BOLGER

                                   /s/ David F. Bolger
                                   ---------------------------------------------
                                   David F. Bolger


                        Address:   c/o Bolger & Co., Inc.
                                   79 Chestnut Street
                                   Ridgewood, New Jersey 07450
                        Attention: David F. Bolger, President
                        Facsimile: (201) 670-9685

            With a copy (which shall not constitute notice) to:

                        Address: Wells, Jaworski, Liebman & Paton LLP 12 Route 17 North
                                   Paramus, New Jersey 07653
                        Attention: Thomas M. Wells, Esq.
                        Facsimile: (201) 587-8845

                        and

                        Address:   Sullivan & Cromwell LLP
                                   125 Broad Street
                                   New York, New York 10004
                        Attention: Mark J. Menting, Esq.
                        Facsimile: (212) 558-3588





                   [Signature page to Shareholders Agreement]

         SHAREHOLDER:              TWO-FORTY ASSOCIATES, a Pennsylvania
                                   Limited Partnership

                                   By: The David F. Bolger Revocable Trust, its
                                   General Partner


                                   By: /s/ David F. Bolger
                                      ------------------------------------------
                                      David F. Bolger, its Trustee


                        Address:   c/o Bolger & Co., Inc.
                                   79 Chestnut Street
                                   Ridgewood, New Jersey 07450
                        Attention: David F. Bolger, President
                        Facsimile: (201) 670-9685

            With a copy (which shall not constitute notice) to:

                        Address: Wells, Jaworski, Liebman & Patton LLP 12 Route 17 North
                                   Paramus, New Jersey 07653
                        Attention: Thomas M. Wells, Esq.
                        Facsimile: (201) 587-8845

                        and

                        Address:   Sullivan & Cromwell LLP
                                   125 Broad Street
                                   New York, New York 10004
                        Attention: Mark J. Menting, Esq.
                        Facsimile: (212) 558-3588





                   [Signature page to Shareholders Agreement]

                                   SCHEDULE A

                        To the Shareholders Agreement of

                                 Cascade Bancorp

                              LIST OF SHAREHOLDERS

Two-Forty Associates

                                    EXHIBIT A

                        To the Shareholders Agreement of

                                 Cascade Bancorp

                                     JOINDER


         In consideration of the permitted Transfer (as defined in the Shareholders Agreement) to the undersigned of shares of common stock in the Company, the undersigned hereby consents and agrees to become a party to and be bound by the Shareholders Agreement (the "Shareholders Agreement"), dated as of the 27th day of December, 2005, as amended (receipt of a copy of which is hereby acknowledged), as fully as if the undersigned were one of its original parties, and all shares of common stock of the Company owned by the undersigned shall be held in accordance with and restricted by the terms of such Shareholders Agreement.

         Dated:
                -------------------------------------

                        Name of Shareholder:
                                             -----------------------------------

                        Sign Name:
                                             -----------------------------------

                        Print Name:
                                             -----------------------------------

                        Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                        SSN/EIN:
                                             -----------------------------------

            Approved by the Company:

                        COMPANY:             CASCADE BANCORP


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                             Dated:
                                                    ----------------------------